Exhibit 3.2

FORM OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BATS GLOBAL MARKETS, INC.

BATS Global Markets, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the corporation is BATS Global Markets, Inc. The corporation was originally incorporated under the name BATS Holdings, Inc., and its original certificate of incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on June 29, 2007.

B. An amended and restated certificate of incorporation of the corporation was filed with the Secretary of State on May 4, 2011 (the “2011 Restated Certificate”).

C. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, and with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 thereof, this Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the 2011 Restated Certificate as heretofore amended and supplemented.

D. The text of this Amended and Restated Certificate of Incorporation shall read in its entirety as follows:

ARTICLE 1

NAME

The name of the corporation is BATS Global Markets, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE AND AGENT

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3

PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

ARTICLE 4

CAPITAL STOCK

Section 4.01. Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is 614,607,649, consisting of:

500,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”);

7,684,159 shares of Non-Voting Class A Common Stock, par value $0.01 per share (the “Non-Voting Class A Common Stock”);

63,630,279 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”);

3,293,211 shares of Non-Voting Class B Common Stock, par value $0.01 per share (the “Non-Voting Class B Common Stock” and, together with the Class A Common Stock, Non-Voting Class A Common Stock and Class B Common Stock, the “Common Stock.”);

40,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

Section 4.02. Reclassification. (a) At the time that this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) becomes effective under Delaware Law (the “Effective Time”):

(i) each share of common stock, par value $0.01 per share, of the Company (“Old Common Stock”), which was designated as Voting Common Stock in the 2011 Restated Certificate and was authorized, issued and outstanding or held as treasury stock immediately prior to the Effective Time shall, automatically and without further action by any stockholder, be reclassified into seven shares of Class A Common Stock and three shares of Class B Common Stock;

(ii) each share of Old Common Stock which was designated as Non-Voting Common Stock in the 2011 Restated Certificate and was authorized, issued and outstanding immediately prior to the Effective Time shall, automatically and without further action by any stockholder, be reclassified into seven shares of Non-Voting Class A Common Stock and three shares of Non-Voting Class B Common Stock; and

(iii) there shall be no Old Common Stock authorized, issued or outstanding or held as treasury stock.

(b) Application of Class B Threshold. Immediately following the reclassification set forth in Section 4.02(a), any outstanding shares of Class B Common Stock or Non-Voting Class B Common Stock shall be converted pursuant to the application of the Class B Threshold as set forth in Section 4.04(c)(v)(B).

(c) Future Issuances of Non-Voting Class A Common Stock, Class B Common Stock and Non-Voting Class B Common Stock. Except for the issuance of Class B Common Stock in connection with the conversion of Non-Voting Class B Common Stock, as provided for in Section 4.04(c)(iv), the Corporation shall not issue any Non-Voting Class A Common Stock, Class B Common Stock or Non-Voting Class B Common Stock following the reclassification and application of the Class B Threshold as set forth in Section 4.02(a) and Section 4.02(b).

Section 4.03. Preferred Stock

(a) Authorization. The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock by filing a certificate pursuant to Delaware Law (a “Certificate of Designation”) and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

(b) Prohibition on Voting by Common Stockholders. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to Delaware Law.

Section 4.04. Common Stock. A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

(a) Voting Rights.

(i) Voting Common Stock. Except as otherwise provided herein or by applicable law, the holders of Class A Common Stock and Class B Common Stock shall possess exclusively all voting power and shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

(A) Votes Per Share of Class A Common Stock. Each holder of shares of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(B) Votes Per Share of Class B Common Stock. Each holder of shares of Class B Common Stock shall be entitled to two and one-half votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(ii) Non-Voting Common Stock. Except as otherwise required by law, shares of Non-Voting Class A Common Stock and Non-Voting Class B Common Stock shall be non-voting; provided that:

(A) so long as any shares of Non-Voting Class A Common Stock are outstanding, the Corporation shall not, without the written consent of a majority of the outstanding shares of Non-Voting Class A Common Stock or the affirmative vote of holders of a majority of the outstanding shares of Non-Voting Class A Common Stock at a meeting of the holders of Non-Voting Class A Common Stock duly called for such purpose, amend, alter or repeal (by merger, consolidation, combination, reclassification or otherwise) this Certificate of Incorporation or the Bylaws so as to adversely affect (disproportionately relative to the Class A Common Stock) the preferences, rights or powers of the Non-Voting Class A Common Stock; and

(B) so long as any shares of Non-Voting Class B Common Stock are outstanding, the Corporation shall not, without the written consent of a majority of the outstanding shares of Non-Voting Class B Common Stock or the affirmative vote of holders of a majority of the outstanding shares of Non-Voting Class B Common Stock at a meeting of the holders of Non-Voting Class B Common Stock duly called for such purpose, amend, alter or repeal (by merger, consolidation, combination, reclassification or otherwise) this Certificate of Incorporation or the Bylaws so as to adversely affect (disproportionately relative to the Class B Common Stock) the preferences, rights or powers of the Non-Voting Class B Common Stock.

(b) Transfer Restrictions.

(i) Class A Common Stock and Non-Voting Class A Common Stock.

(A) 180-day Restriction. Subject to Section 4.04(b)(iv), until (but excluding) the date that is 180 days from the Effective Time, no holder of a share of Class A Common Stock or Non-Voting Class A Common Stock may Transfer such share of Class A Common Stock or Non-Voting Class A Common Stock, except in the circumstances set forth in Section 4.04(b)(iii).

(B) One-year Restriction. Subject to Section 4.04(b)(iv), during the period that begins on the date that is 180 days from the Effective Time and continues until (and including) the date that is one year from the Effective Time (the “Additional Restricted Period”), no holder of a share of Class A Common Stock or Non-Voting Class A Common Stock may Transfer such share of Class A Common Stock or Non-Voting Class A Common Stock, except in the circumstances set forth in Section 4.04(b)(iii) and except for Transfers of such holder’s Additional Restricted Period Tradable Shares (as defined below).

(1) The “Additional Restricted Period Tradable Shares” of each holder of Class A Common Stock or Non-Voting Class A Common Stock is a number of shares of Class A Common Stock and Non-Voting Class A Common Stock equal to:

(I) 50% of the total of (a) such holder’s Restricted Shares (as defined below) plus (b) any other holders’ Restricted Shares received by such holder pursuant to a permitted Transfer in the circumstances set forth in Section 4.04(b)(iii)(D) or Section 4.04(b)(iii)(F) (collectively, “Permitted Transferee Shares”) minus (c) any of such holder’s Restricted Shares transferred by such holder pursuant to a permitted Transfer in the circumstances set forth in Section 4.04(b)(iii), provided, however, that any Permitted Transferee Shares shall not be included in this calculation if the inclusion of such Permitted Transferee Shares would allow the original holder of such Permitted Transferee Shares and each subsequent holder of such Permitted Transferee Shares to Transfer more shares than such holders would have been entitled to Transfer if such Permitted Transferee Shares had never been Transferred, as determined by the Secretary of the Corporation in its sole discretion,

(II) minus the number of shares sold, if any, by such holder pursuant to the Initial Public Offering (as defined below).

(2) The “Restricted Shares” of each holder of Class A Common Stock or Non-Voting Class A Common Stock is the sum of (I) the total number of shares of Common Stock held by such holder at the time immediately following the conversion described in Section 4.02(b) (but prior to the completion of the Initial Public Offering) (the “Restriction Effective Time”) plus (II) the total number of shares of Common Stock issuable upon the exercise of all options, warrants or other rights in existence at the Restriction Effective Time (whether vested or unvested) held by such holder.

(ii) Class B Common Stock and Non-Voting Class B Common Stock. Subject to Section 4.04(b)(iv), until (and including) the date that is three years from the Effective Time, no holder of a share of Class B Common Stock or Non-Voting Class B Common Stock may Transfer such share of Class B Common Stock or Non-Voting Class B Common Stock, except in the circumstances set forth in Section 4.04(b)(iii).

(iii) Exceptions to Transfer Restrictions. Notwithstanding Section 4.04(b)(i) and Section 4.04(b)(ii), the transfer restrictions set forth in this Section 4.04(b) shall not apply to the following permitted Transfers:

(A) sales by a holder of shares of Class A Common Stock or Non-Voting Class A Common Stock pursuant to a firm-commitment, underwritten initial public offering of the Corporation’s Class A Common Stock (the “Initial Public Offering”) or subsequent Transfers of such shares;

(B) the Transfer of any shares of Class A Common Stock issued by the Corporation following the Effective Time whether or not pursuant to the Initial Public Offering, provided that the Board of Directors resolves that such shares shall be free of the transfer restrictions set forth in this Section 4.04(b) and shall not bear the restrictive legend set forth in Section 4.04(b)(iv);

(C) any Transfer of any shares of Common Stock to the Corporation or an affiliate thereof;

(D) any Transfer of any shares of Common Stock to an affiliate of the original holder of such shares or from such affiliate back to the original holder, provided that if any such affiliated transferee stockholder (or successor to all or substantially all of the assets of such stockholder or any further such successor) at any time fails to be affiliated with the original holder of such shares (except by reason of death of the original holder of such shares), such shares shall be Transferred back to the original holder of such shares to extent permitted by law (which Transfer back shall be reflected on the books and records of the Corporation at the time such stockholder failed to be affiliated with the original holder of such shares);

(E) any Transfer of any shares of Class A Common Stock permitted pursuant to policies established by the Board of Directors for the purpose of facilitating estate planning or administration, including without limitation as to the use of revocable trusts; or

(F) any Transfer of any shares of Common Stock by a stockholder to any Person that succeeds to all or substantially all of the assets of such stockholder, whether by merger, consolidation, amalgamation, sale of substantially all assets or other similar transactions.

(iv) Restrictive Legend; Removal of Transfer Restrictions.

(A) Each share of Class A Common Stock and Non-Voting Class A Common Stock, whether or not Transferred pursuant to Section 4.04(b)(iii), shall be bound by the transfer restrictions set forth in this Section 4.04(b) and shall bear the following legend until the expiration of the Additional Restricted Period, and each share of Class B Common Stock and Non-Voting Class B Common Stock, whether or not Transferred pursuant to Section 4.04(b)(iii), shall be bound by the transfer restrictions set forth in this Section 4.04(b) and shall bear the following legend until the date set forth in Section 4.04(b)(ii), except, in each case, for any share of Common Stock Transferred pursuant to Section 4.04(b)(iii)(A), Section 4.04(b)(iii)(B), Section 4.04(b)(iii)(C) or Section 4.04(b)(iii)(E) (but, with respect to Section 4.04(b)(iii)(B) or Section 4.04(b)(iii)(E), only to the extent approved by the Board of Directors or pursuant to the policies of the Board of Directors as described in such Sections) and any Additional Restricted Period Tradable Shares transferred pursuant to the exception in Section 4.04(b)(i)(B):

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE, OR ANY BENEFICIAL INTEREST THEREIN, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS SET FORTH IN SECTION 4.04(B) OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THIS CORPORATION, AND NO PERSON WHO RECEIVES SUCH SHARES IN CONNECTION WITH A TRANSFER THAT DOES NOT MEET THE REQUIREMENTS PRESCRIBED IN SUCH SECTION IS ENTITLED TO OWN OR TO BE REGISTERED AS THE RECORD HOLDER OF SUCH SHARES OF COMMON STOCK. EACH HOLDER OF THIS CERTIFICATE, BY ACCEPTING THE SAME, ACCEPTS AND AGREES TO ALL OF THE FOREGOING.

(B) Upon an instruction from the Secretary of the Corporation that the legend set forth in Section 4.04(b)(iv)(A) may be removed from any share of Common Stock, in compliance with the terms set forth in Section 4.04(b)(iv)(A), the registrar and transfer agent of such share of Common Stock shall cancel the certificate or certificates (or book-entry interest) representing such share and issue to the holder thereof (or to its transferee) a new certificate or certificates (or book-entry interest) representing such share, registered in the name of the holder thereof (or its transferee), that does not bear the legend set forth in Section 4.04(b)(iv)(A).

(C) The Corporation may, from time to time, establish such policies and procedures relating to the transfer restrictions set forth in this Section 4.04(b), including the issuance of stock certificates (or book-entry interest) with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Common Stock subject to such transfer restrictions furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of such Common Stock and to confirm whether a Transfer of such shares of Common Stock would violate such transfer restrictions. A determination by the Secretary of the Corporation as to whether a Transfer of shares of Common Stock would violate these transfer restrictions shall be conclusive.

(c) Conversion.

(i) Class A Common Stock. The Class A Common Stock is not convertible into any other class of capital stock.

(ii) Automatic Conversion of Non-Voting Class A Common Stock. Upon a Transfer by any holder of any issued and outstanding shares of Non-Voting Class A Common Stock to a Person other than any Related Person of such holder, the shares of Non-Voting Class A Common Stock so transferred shall automatically, without any action on part of the transferor, the transferee or the Corporation, be converted into an equal number of shares of Class A Common Stock upon the consummation of such Transfer. Upon surrender of the certificate or certificates (or book-entry interest) representing the shares so transferred and converted, the Corporation shall issue and deliver, in accordance with the surrendering holder’s instructions, the certificate or certificates (or book-entry interest) representing the shares of Class A Common Stock into which such transferred shares of Class A Non-Voting Common Stock have been converted.

(iii) Optional Conversion of Non-Voting Class A Common Stock. The shares of Non-Voting Class A Common Stock shall be convertible into shares of Class A Common Stock on a one-to-one basis at any time and from time to time at the option of the holder. Any such conversion shall be effected by the surrender to the Corporation of the certificate or certificates (or book-entry interest) representing the Non-Voting Class A Common Stock, together with written notice by the holder of such Non-Voting Class A Common Stock, stating that such holder desires to convert the shares of Non-Voting Class A Common Stock, or a stated number of such shares represented by such certificate or certificates (or book-entry interest), into an equal number of shares of Class A Common Stock. Such shares of Class A Common Stock shall be issued in the name of the holder of the Non-Voting Class A Common Stock surrendered. The Corporation shall promptly upon receipt of such notice and certificates (or book-

entry interest), issue and deliver, in accordance with the surrendering holder’s instructions, the certificate or certificates (or book-entry interest) evidencing the shares of Class A Common Stock issuable upon such conversion, and the Corporation shall deliver to the converting holder a certificate (or book-entry interest) representing any shares of Non-Voting Class A Common Stock which were represented by the certificate or certificates (or book-entry interest) delivered to the Corporation in connection with such conversion that were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such surrendered certificate or certificates (or book-entry interest) shall have been received by the Corporation.

(iv) Optional Conversion of Non-Voting Class B Common Stock. The shares of Non-Voting Class B Common Stock shall be convertible into shares of Class B Common Stock on a one-to-one basis at any time and from time to time at the option of the holder. Any such conversion shall be effected by the surrender to the Corporation of the certificate or certificates (or book-entry interest) representing the Non-Voting Class B Common Stock, together with written notice by the holder of such Non-Voting Class B Common Stock, stating that such holder desires to convert the shares of Non-Voting Class B Common Stock, or a stated number of such shares represented by such certificate or certificates (or book-entry interest), into an equal number of shares of Class B Common Stock. Such shares of Class B Common Stock shall be issued in the name of the holder of the Non-Voting Class B Common Stock surrendered. The Corporation shall promptly upon receipt of such notice and certificates (or book-entry interest), issue and deliver, in accordance with the surrendering holder’s instructions, the certificate or certificates (or book-entry interest) evidencing the shares of Class B Common Stock issuable upon such conversion, and the Corporation shall deliver to the converting holder a certificate (or book-entry interest) representing any shares of Non-Voting Class B Common Stock which were represented by the certificate or certificates (or book-entry interest) delivered to the Corporation in connection with such conversion that were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such surrendered certificate or certificates (or book-entry interest) shall have been received by the Corporation.

(v) Automatic Conversion of Class B Common Stock and Non-Voting Class B Common Stock.

(A) Upon Transfer or Death. Each share of Class B Common Stock and Non-Voting Class B Common Stock shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock upon any Transfer of such share (and such conversion shall be deemed to have been made at the time such Transfer occurred) or upon the death of a stockholder who is a natural person, except for an automatic

Transfer back to the original holder pursuant to the proviso in Section 4.04(b)(iii)(D) and except for the following permitted Transfers:

(1) any Transfer of any shares of Class B Common Stock or Non-Voting Class B Common Stock to an affiliate of the original holder of such shares or from such affiliate back to the original holder, provided that if any such affiliated transferee stockholder (or successor to all or substantially all of the assets of such stockholder or any further such successor) at any time fails to be affiliated with the original holder of such shares for any reason (including by reason of death of the original holder of such shares), each share of such Class B Common Stock and Non-Voting Class B Common Stock held by such stockholder shall automatically, without any further action, convert into one fully paid and nonassessable share of Class A Common Stock (and such conversion shall be deemed to have been made at the time such stockholder failed to be affiliated with the original holder of such shares); or

(2) any Transfer of any shares of Class B Common Stock or Non-Voting Class B Common Stock by a stockholder who is not a natural person to any Person that succeeds to all or substantially all of the assets of such stockholder, whether by merger, consolidation, amalgamation, sale of substantially all assets or other similar transactions.

(B) Class B Threshold. Each share of Class B Common Stock that is held at any time by a stockholder who, together with such stockholder’s affiliates (as defined in Article 6), owns less than 4,960,491 shares of Common Stock (the “Class B Threshold”), shall, automatically and without any further action, be converted into one share of Class A Common Stock, and each share of Non-Voting Class B Common Stock that is held at any time by a stockholder who, together with such stockholder’s affiliates, does not meet the Class B Threshold shall, automatically and without any further action, be converted into one share of Non-Voting Class A Common Stock.

(vi) Option to Convert Class B Common Stock or Non-Voting Class B Common Stock upon Change of Control of Holder.

(A) Upon any Change of Control of a holder of Class B Common Stock or Non-Voting Class B Common Stock, the Corporation may elect to cause all or any of the shares of Class B Common Stock held by such holder to be converted into Class A Common Stock (or cause all or any of the shares of Non-Voting Class B Common Stock held by such holder to be converted into Non-Voting Class A Common Stock).

(B) If the Corporation elects to cause the conversion of any shares pursuant to Section 4.04(c)(vi)(A), it shall deliver a notice to the holder of such shares, indicating the date on which such shares shall be converted (which shall be no more than 30 days from the date of such notice), and upon such date, such shares of Class B Common Stock shall be converted into shares of Class A Common Stock, and such shares of Non-Voting Class B Common Stock shall be converted into Non-Voting Class A Common Stock.

(C) The Corporation may elect to cause the conversion of shares pursuant to Section 4.04(c)(vi)(A) at any time following a Change of Control of the holder of such shares, provided that if the holder of such shares delivers written notice to the Secretary of the Corporation indicating (1) its intention to engage in a Change of Control or (2) that a Change of Control has occurred, the Corporation may only elect to cause the conversion of such shares with respect to such Change of Control by delivering the notice described in Section 4.04(c)(vi)(A) during the 30-day period commencing on the occurrence of the Change of Control or receipt of such notice, whichever is later.

(vii) Reservation of Stock.

(A) Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Non-Voting Class A Common Stock, Class B Common Stock and Non-Voting Class B Common Stock such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Non-Voting Class A Common Stock, Class B Common Stock and Non-Voting Class B Common Stock into shares of Class A Common Stock.

(B) Class B Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of Non-Voting Class B Common Stock such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Non-Voting Class B Common Stock into shares of Class B Common Stock.

(viii) Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of Non-Voting Class A Common Stock, Class B Common Stock and Non-Voting Class B Common Stock and the general administration of this multi-class common stock structure, including the issuance of stock certificates (or book-entry interest) with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Non-Voting Class A Common Stock, Class B Common Stock or Non-Voting Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of such Non-Voting Class A Common Stock, Class B Common Stock or Non-Voting Class B Common Stock and to confirm that a conversion of such Non-Voting Class A Common Stock, Class B Common Stock or Non-Voting Class B Common Stock

has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion shall be conclusive.

(ix) Effect of Conversion on Converted Stock.

(A) Conversion to Class A Common Stock. Upon any conversion of Non-Voting Class A Common Stock, Class B Common Stock or Non-Voting Class B Common Stock into Class A Common Stock, all rights of the holder of such shares of Non-Voting Class A Common Stock, Class B Common Stock or Non-Voting Class B Common Stock shall cease, and the Person or Persons in whose name or names the certificate or certificates (or book-entry interest) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Non-Voting Class A Common Stock, Class B Common Stock or Non-Voting Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Section 4.04(c) shall be retired and may not be reissued.

(B) Conversion to Class B Common Stock. Upon any conversion of Non-Voting Class B Common Stock into Class B Common Stock, all rights of the holder of such shares of Non-Voting Class B Common Stock shall cease, and the Person or Persons in whose names or names the certificate or certificates (or book-entry interest) representing the shares of Class B Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class B Common Stock. Shares of Non-Voting Class B Common Stock that are converted into shares of Class B Common Stock as provided in this Section 4.04(c) shall be retired and may not be reissued.

(d) Identical Rights. Except as expressly provided in this Certificate of Incorporation, Class A Common Stock, Non-Voting Class A Common Stock, Class B Common Stock and Non-Voting Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

(i) Dividends. Subject to the preferences applicable to any series of Preferred Stock outstanding at any time, the holders of the Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be; the holders of Non-Voting Class A Common Stock shall receive Non-Voting Class A Common Stock or rights to acquire Non-Voting Class A Common Stock, as the case may be; the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be; and the holders of Non-Voting Class B Common Stock shall receive Non-Voting Class B Common Stock or rights to acquire Non-Voting Class B Common Stock, as the case may be.

(ii) Liquidation. Subject to the preferences applicable to any series of Preferred Stock outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of the Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

(iii) Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

(iv) Equal Treatment in a Change of Control or any Merger of the Corporation. In connection with any Change of Control of the Corporation, shares of Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Company, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, Non-Voting Class A Common Stock, Class B Common Stock and Non-Voting Class B Common Stock, each voting separately as a class. Any merger or consolidation of the Company with or into any other entity, which is not a Change of Control of the Corporation, shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, Non-Voting Class A Common Stock, Class B Common Stock and Non-Voting Class B Common Stock, each voting separately as a class, unless (A) the shares of Class A Common Stock, Non-Voting Class A Common Stock, Class B Common Stock and Non-Voting Class B Common Stock remain outstanding and no other consideration is received in respect thereof or (B) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having identical rights as such shares had before such merger or consolidation.

(v) Change to Rights or Reclassification. Any amendment, alteration, repeal or addition to, or adoption of any provision inconsistent with, the rights or terms of the Class A Common Stock, Non-Voting Class A Common Stock, Class B Common Stock or Non-Voting Class B Common Stock (including any reclassification, conversion or exchange of such shares), whether by merger, consolidation or otherwise, shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, Non-Voting Class A Common Stock, Class B Common Stock and Non-Voting Class B Common Stock, each voting separately as a class.

ARTICLE 5

LIMITATIONS ON OWNERSHIP, TRANSFER & VOTING

In addition to any limitations on the Transfer of shares of the Corporation’s capital stock set forth in this Certificate of Incorporation or the Bylaws, the following shall apply to the fullest extent permitted by law:

Section 5.01. Limitations.

(a) For so long as the Corporation shall control, directly or indirectly, an Exchange except as provided in Section 5.01(b) below:

(i) No Person, either alone or together with its Related Persons, may own, directly or indirectly, of record or beneficially, shares constituting more than forty percent (40%) of any class of capital stock of the Corporation;

(ii) No Exchange Member, either alone or together with its Related Persons, may own, directly or indirectly, of record or beneficially, shares constituting more than twenty percent (20%) of any class of capital stock of the Corporation; and

(iii) No Person, either alone or together with its Related Persons, at any time may, directly, indirectly or pursuant to any voting trust, agreement, plan or other arrangement, vote or cause the voting of shares of the capital stock of the Corporation or give any consent or proxy with respect to shares representing more than twenty percent (20%) of the voting power of the then issued and outstanding capital stock of the Corporation, nor may any Person, either alone or together with its Related Persons, enter into any agreement, plan or other arrangement with any other Person, either alone or together with its Related Persons, under circumstances that would result in the shares of capital stock of the Corporation that are subject to such agreement, plan or other arrangement not being voted on any matter or matters or any proxy relating thereto being withheld, where the effect of such agreement, plan or other arrangement would be to enable any Person, either alone or together with its Related Persons, to vote, possess the right to vote or cause the voting of shares of the capital stock of the Corporation that would represent more than twenty percent (20%) of said voting power.

(b) Subject to clauses Section 5.01(c) and Section 5.01(d) below:

(i) For purposes of Section 5.01(a)(i) and Section 5.01(a)(ii), the Class A Common Stock, the Non-Voting Class A Common Stock, the Class B Common Stock, the Non-Voting Class B Common Stock and any series of Preferred Stock shall be considered one class of capital stock of the Corporation;

(ii) The limitations in Section 5.01(a)(i) and Section 5.01(a)(iii) above (except with respect to Exchange Members and their Related Persons) may be waived by the Board of Directors pursuant to a resolution duly adopted by the Board of Directors, if, in connection with taking such action, the Board of Directors adopts a resolution stating that it is the determination of the Board of Directors that such action will not impair the ability of an Exchange to carry out its functions and responsibilities as an “exchange” under the Exchange Act and the rules and regulations promulgated thereunder, that it is otherwise in the best interests of the Corporation, its stockholders and the Exchange, and that it will not impair the ability of the United States Securities and Exchange Commission (the “Commission”) to enforce the Exchange Act and the rules and regulations promulgated thereunder, and such resolution shall not be effective until it is filed with and approved by the Commission. In making the determinations referred to in the immediately preceding sentence, the Board of Directors may impose on the Person in question and its Related Persons such conditions and restrictions that it may in its sole discretion deem necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and the rules and regulations promulgated thereunder, and the governance of the applicable Exchange.

(c) Notwithstanding Section 5.01(b)(i) and Section 5.01(b)(ii) above, in any case where a Person, either alone or together with its Related Persons, would own or vote more than any of the above percentage limitations upon consummation of any proposed sale, assignment or Transfer of the Corporation’s capital stock, such sale, assignment or Transfer shall not become effective until the Board of Directors shall have determined, by resolution, that such Person and its Related Persons are not subject to any applicable “statutory disqualification” (within the meaning of Section 3(a)(39) of the Exchange Act).

(d) Notwithstanding Section 5.01(b)(i) and Section 5.01(b)(ii) above, and without giving effect to same, any Exchange Member that, either alone or together with its Related Persons, proposes to own, directly or indirectly, of record or beneficially, shares of the capital stock of the Corporation constituting more than twenty percent (20%) of the outstanding shares of any class of capital stock of the Corporation (the Class A Common Stock, the Non-Voting Class A Common Stock, the Class B Common Stock, the Non-Voting Class B Common Stock and any series of Preferred Stock being considered one class of capital stock of the Corporation for this purpose); and any Person that, either alone or together with its Related Persons, proposes to own, directly or indirectly, of record or beneficially, shares of the capital stock of the Corporation constituting more than forty percent (40%) of the outstanding shares of any class of capital stock of the Corporation (the Class A Common Stock, the Non-Voting Class A Common Stock, the Class B Common Stock, the Non-Voting Class B Common Stock and any series of Preferred Stock being considered one class of capital stock of the Corporation for this purpose), or to exercise voting rights, or grant any proxies or consents with respect to shares of the capital stock of the Corporation constituting more than twenty percent (20%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation, shall have delivered to the Board of Directors a notice in writing, not less than forty-

five (45) days (or any shorter period to which said Board of Directors shall expressly consent), before the proposed ownership of such shares, or the proposed exercise of said voting rights or the granting of said proxies or consents, of its intention to do so.

Section 5.02. Required Notices.

(a) Any Person that, either alone or together with its Related Persons, owns, directly or indirectly (whether by acquisition or by a change in the number of shares outstanding), of record or beneficially, five percent (5%) or more of the then outstanding shares of capital stock of the Corporation (excluding shares of any class of stock that does not have the right by its terms to vote generally in the election of members of the Board of Directors) shall, immediately upon acquiring knowledge of its ownership of five percent (5%) or more of the then outstanding shares of such stock, give the Board of Directors written notice of such ownership, which notice shall state: (i) such Person’s full legal name; (ii) such Person’s title or status and the date on which such title or status was acquired; (iii) such Person’s (and its Related Person’s) approximate ownership interest of the Corporation; and (iv) whether such Person has the power, directly or indirectly, to direct the management or policies of the Corporation, whether through ownership of securities, by contract or otherwise.

(b) Each Person required to provide written notice pursuant to Section 5.02(a) above shall update such notice promptly after any change in the contents of that notice; provided that no such updated notice shall be required to be provided to the Board of Directors: (i) in the event of an increase or decrease in the ownership percentage so reported of less than one percent (1%) of the then outstanding shares of any class of capital stock (such increase or decrease to be measured cumulatively from the amount shown on the last such notice, and the Class A Common Stock, the Non-Voting Class A Common Stock, the Class B Common Stock, the Non-Voting Class B Common Stock and any series of Preferred Stock being considered one class of capital stock of the Corporation for this purpose), unless any increase or decrease of less than one percent (1%) results in such Person owning more than twenty percent (20%) or more than forty percent (40%) of the shares of any class of capital stock then outstanding (at a time when such Person previously owned less than such percentages) (the Class A Common Stock, the Non-Voting Class A Common Stock, the Class B Common Stock, the Non-Voting Class B Common Stock and any series of Preferred Stock being considered one class of capital stock of the Corporation for this purpose) or such Person owning less than twenty percent (20%) or less than forty percent (40%) of the shares of any class of capital stock then outstanding (at a time when such Person previously owned more than such percentages) (the Class A Common Stock, the Non-Voting Class A Common Stock, the Class B Common Stock, the Non-Voting Class B Common Stock and any series of Preferred Stock being considered one class of capital stock of the Corporation for this purpose); or (ii) in the event the Corporation issues additional shares of capital stock (or securities convertible into capital stock) or takes any other action that dilutes the ownership of such Person, or acquires or redeems shares of outstanding capital stock or takes any other action that increases the ownership of such Person, in each case without any change in the number of shares held by such Person.

(c) The Board of Directors shall have the right to require any Person reasonably believed to be subject to and in violation of this Article 5 to provide the Corporation complete information as to all shares of stock of the Corporation owned, directly or indirectly, of record or beneficially, by such Person and its Related Persons and as to any other factual matter relating to the applicability or effect of this Article 5 as may reasonably be requested of such Person.

Section 5.03. Effect of Purported Transfers and Voting in Violation of this Article. If any stockholder purports to sell, Transfer, assign or pledge to any Person, other than the Corporation, any shares of the Corporation that would violate the provisions of this Article 5 other than Section 5.02, then the Corporation shall record on the books of the Corporation the Transfer of only that number of shares that would not violate the provisions of this Article 5 and shall treat the remaining shares as owned by the purported transferor, for all purposes, including without limitation, voting, payment of dividends and distributions with respect to such shares, whether upon liquidation or otherwise. If any stockholder purports to vote, or to grant any proxy or enter into any agreement, plan or other arrangement relating to the voting of, shares that would violate the provisions of this Article 5 other than Section 5.02, then the Corporation shall not honor such vote, proxy, agreement, plan or other arrangement to the extent that such provisions would be violated, and any shares subject to that arrangement shall not be entitled to be voted to the extent of such violation.

Section 5.04. Right to Redeem Shares Purportedly Transferred in Violation of this Article. If any stockholder purports to sell, Transfer, assign, pledge or own any shares of the Corporation in violation of the provisions of this Article 5 other than Section 5.02, then the Corporation shall have the right to, and shall promptly after confirming such violation and to the extent funds are legally available, redeem the shares sold, transferred, assigned, pledged or owned in violation of the provisions of this Article 5 (other than Section 5.02) for a price per share equal to the fair market value of those shares (such fair market being determined as the volume-weighted average price per share of the Class A Common Stock during the five (5) business days immediately preceding the date of such redemption). Written notice shall be given by the Secretary of the Corporation to the holder or holders of record with respect to the redeemable shares at the address of the holder or holders of record appearing on the books of the Corporation, which notice shall specify a date for redemption of the shares that shall be not less than ten (10) days nor more than thirty (30) days from the date of such notice. Any shares that have been so called for redemption shall not be deemed outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been given to the holder or holders of those shares if a sum sufficient to redeem such shares shall have been irrevocably deposited or set aside to pay the redemption price to the holder or holders of the shares upon surrender of certificates for those shares. Written notice shall be given by the Secretary of the Corporation to all holders of record appearing on the books of the Corporation of any redemption by the Corporation (including, without limitation, a redemption pursuant to this Section 5.04) (in each case, a “Redemption”) not more than ten (10) days after consummation of the Redemption, which notice shall specify the number of shares outstanding after the Redemption of each class of the Corporation’s capital stock.

ARTICLE 6

CERTAIN DEFINED TERMS

Section 6.01. Definitions. The following terms, where used in this Certificate of Incorporation, shall have the meanings ascribed to such terms below:

(a) An “affiliate” of, or a Person “affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of a majority of the voting power of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Change in Ownership” means a transaction or series of transactions which results in the beneficial owners of the Class B Common Stock and Non-Voting Class B Common Stock owning in the aggregate less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

(c) “Change of Control” with respect to any Person (other than a natural person) means the occurrence of any of the following events:

(i) the sale, encumbrance or disposition (other than non-exclusive licenses in the ordinary course of business and the grant of security interests in the ordinary course of business) by such Person of all or substantially all of such Person’s assets;

(ii) the merger or consolidation of such Person with or into any other Person, other than a merger or consolidation which would result in the voting securities of such Person outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Person or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of such Person or such surviving Person or its parent outstanding immediately after such merger or consolidation;

(iii) the recapitalization, liquidation, dissolution or other similar transaction involving such Person, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of such Person outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving Person or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of such Person and more than fifty percent (50%) of the total number of outstanding equity securities of such Person, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction; or

(iv) the issuance by such Person, in a transaction or series of related transactions, of voting securities representing more than two percent (2%) of the total voting power of such Person before such issuance, to any Person or Persons acting as a group as contemplated in Rule 13d-5(b) under the Securities Exchange Act of 1934 (or any successor provision) such that, following such transaction or related transactions, such Person or group of Persons would hold more than fifty percent (50%) of the total voting power of such Person, after giving effect to such issuance.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Person” means a natural person, partnership, corporation, limited liability company, entity, government or political subdivision, agency or instrumentality of a government;

(g) “Related Persons” means with respect to any Person:

(i) any affiliate of such Person;

(ii) any other Person with which such first Person has any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of the capital stock of the Corporation (provided no Person shall be deemed a Related Person pursuant to this clause (ii) solely as a result of such Person’s being or becoming a party to an Investor Rights Agreement entered into by and among the Corporation and the stockholders named therein on January 1, 2008);

(iii) in the case of a Person that is a company, corporation or similar entity, any executive officer (as defined under Rule 3b-7 under the Exchange Act) or director of such Person and, in the case of a Person that is a partnership or limited liability company, any general partner, managing member or manager of such Person, as applicable;

(iv) in the case of any Person that is a registered broker or dealer that has been admitted to membership in the national securities exchange known as BATS Exchange, Inc. or the national securities exchange known as BATS Y-Exchange, Inc. (hereinafter, either such national securities exchange shall be referred to generally as an “Exchange” and any such Person, an “Exchange Member”), any Person that is associated with the Exchange Member (as determined using the definition of “person associated with a member” as defined under Section 3(a)(21) of the Exchange Act);

(v) in the case of a Person that is a natural person and Exchange Member, any broker or dealer that is also an Exchange Member with which such Person is associated;

(vi) in the case of a Person that is a natural person, any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person or who is a director or officer of the Corporation or any of its parents or subsidiaries;

(vii) in the case of a Person that is an executive officer (as defined under Rule 3b-7 under the Exchange Act) or a director of a company, corporation or similar entity, such company, corporation or entity, as applicable; and

(viii) in the case of a Person that is a general partner, managing member or manager of a partnership or limited liability company, such partnership or limited liability company, as applicable.

(h) The term “beneficially own,” “own beneficially” or any derivative thereof shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(i) “Transfer” of a share of stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, a transfer of a share stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of stock by proxy or otherwise; provided, however, that the granting of a proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders shall not be considered a “Transfer” within the meaning of this Article 6.

(j) “Voting Control” with respect to a share of stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of stock by proxy, voting agreement or otherwise.

ARTICLE 7

BOARD OF DIRECTORS

Section 7.01. Power and Authority. The business and affairs of the Corporation shall be managed by or under the direction of a board of directors (the “Board of Directors”). In addition to the powers and authority expressly conferred by law, this Certificate of Incorporation or the Bylaws, the Board of Directors is hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation.

Section 7.02. Number of Directors. The number of directors may be increased or decreased from time to time by a resolution adopted by the Board of Directors.

Section 7.03. Election of Directors. Directors shall be elected by the stockholders of the Corporation pursuant to and in accordance with this Certificate of Incorporation and the Bylaws.

Section 7.04. No Cumulative Voting; No Written Ballot. There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the Bylaws so provide.

Section 7.05. Removal of Directors. The Board of Directors or any individual director may be removed from office in accordance with the Bylaws.

Section 7.06. Directors Elected by Preferred Stockholders. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.03(a) applicable thereto, and such directors so elected shall not be subject to the provisions of this Article 7 unless otherwise provided therein.

ARTICLE 8

DURATION

The duration of the Corporation shall be perpetual.

ARTICLE 9

BYLAWS

Section 9.01. Authority of the Board to Adopt, Amend or Repeal. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation (the “Bylaws”).

Section 9.02. Authority of the Stockholders to Adopt, Amend or Repeal.

(a) Prior to Change in Ownership. Prior to any Change in Ownership, the stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

(b) Upon Change in Ownership. Immediately upon the occurrence of a Change in Ownership and without any action on the part of the Corporation or the stockholders, the stockholders may adopt, amend or repeal the Bylaws only with the affirmative vote of the holders of not less than seventy percent (70%) of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE 10

INDEMNIFICATION

Section 10.01. Limitation of Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

Section 10.02. Indemnification of Directors. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article 10 shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this Article 10 shall be a contract right.

Section 10.03. Indemnification of Employees and Agents. The Corporation may, by action of the Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

Section 10.04. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

Section 10.05. Non-Exclusivity. The rights and authority conferred in this Article 10 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

Section 10.06. No Adverse Effect of Amendment. Neither the amendment nor repeal of this Article 10, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

ARTICLE 11

MEETINGS AND ACTION OF STOCKHOLDERS

Section 11.01. Annual Meeting. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time as the Board of Directors shall determine.

Section 11.02. Special Meetings. Special meetings of the stockholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.02(c), special meetings of holders of such Preferred Stock.

Section 11.03. Action without Meeting.

(a) Prior to Change in Ownership. Prior to any Change in Ownership, any action may be taken by the stockholders of the Corporation, without a meeting, by written consent as and to the extent provided at the time by Delaware Law.

(b) Upon Change in Ownership. Immediately upon the occurrence of a Change in Ownership and without any action on the part of the Corporation or the stockholders, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law, as amended from time to time, and this Article 11 and may not be taken by written consent of stockholders without a meeting, except as set forth in Section 4.04(a)(ii)(A) or Section 4.04(a)(ii)(B).

ARTICLE 12

FORUM SELECTION

The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of Delaware Law or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 12.

ARTICLE 13

COMPROMISE OR OTHER ARRANGEMENT

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of Delaware Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of Delaware Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the

Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 14

SECTION 203 OPT-OUT

Section 14.01. Prior to Change in Ownership. Prior to any Change in Ownership, the Corporation expressly elects not to be governed by Section 203 of Delaware Law.

Section 14.02. Upon Change in Ownership. Immediately upon the occurrence of a Change in Ownership and without any action on the part of the Corporation or the stockholders, the Corporation shall be governed by Section 203 of Delaware Law.

ARTICLE 15

AMENDMENTS

Section 15.01. Prior to Change in Ownership. Prior to any Change in Ownership, subject to Section 15.03, the Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law, and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.

Section 15.02. Upon Change in Ownership. Immediately upon the occurrence of a Change in Ownership and without any action on the part of the Corporation or the stockholders, but subject to Section 15.03, the Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law, and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation, provided that the provisions set forth in Section 4.04(b), Section 4.04(c), Article 5, Article 6, Article 7, Article 9, Article 10, Article 11, Article 12, Article 13, Article 14 and this Article 15 may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in any of Section 4.04(b), Section 4.04(c), Article 5, Article 6, Article 7, Article 9, Article 10, Article 11, Article 12, Article 13, Article 14 or this Article 15, unless such action is approved by the affirmative vote of the holders of not less than seventy percent (70%) of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

Section 15.03. Submissions of Proposed Amendments to Exchange Boards and the Commission. Notwithstanding any other provision of this Certificate of Incorporation, for so long as the Corporation shall control, directly or indirectly, an Exchange, before any amendment to or repeal of any provision of this Certificate of Incorporation shall be effective, those changes shall be submitted to the Board of Directors of such Exchange and if the same must be filed with or filed with and approved by the Commission before the changes may be effective, under Section 19 of the Act and the rules and regulations promulgated thereunder by the Commission or otherwise, then the proposed changes to the Certificate of Incorporation of this Corporation shall not be effective until filed with or filed with and approved by the Commission, as the case may be.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this              day of            _, 2012.

Joe Ratterman
President and Chief Executive Officer